THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                               ------------------

February 18, 1999

                     AMERICAN INTERNATIONAL PETROLEUM CORP.

                               ------------------

                          Common Stock Purchase Warrant

         American International Petroleum Corp., a Nevada corporation (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Halifax Fund, L.P., having an address at c/o Palladin Group, L.P., 195 Maplewood Avenue, Maplewood, New Jersey 07040 ("Purchaser") or any other Warrant Holder, as defined below, is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending on the fifth anniversary of the Closing Date, as defined below, as extended 1.5 times the number of days between the Effective Date, as defined in the Registration Rights Agreement, and such anniversary on which there had been no Effective Registration, as defined below, 2,000,000 fully paid and nonassessable shares of Common Stock, $.08 par value, of the Company (the "Common Stock") at a purchase price per share of Common Stock of $2.061 (the "Exercise Price"). Such Exercise Price may from time to time be adjusted pursuant to the terms of the Purchase Agreement and the same may be adjusted pursuant to Section 5 herein.

     Definitions.

                  The term "Purchase Agreement" shall mean the Convertible Debenture Purchase Agreement dated as of February 11, 1999, between the Company and the Purchaser.

                  The term "Effective Registration" shall have the meaning specified in the Purchase Agreement.

                  The term "Closing Date" shall mean February 18, 1999.

                  The term "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 18, 1999, between the Company and Purchaser.

                  The term "Warrant Holder" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

                  The term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

         Capitalized terms used but not defined in this Warrant shall have the meanings specified in the Purchase Agreement.

     Exercise of Warrant.
     --------------------

                  This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by either of the following methods:

                  The Warrant Holder may surrender this Warrant, together with the form of subscription at the end hereof duly executed by such Warrant Holder ("Subscription Notice"), at the offices of the Company or any transfer agent for the Common Stock; together with payment in cash of the aggregate Exercise Price for all Warrant Shares exercised; or

                  The Warrant Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to such Warrant Holder ("Deliverable Shares") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Deliverable Shares ("Surrendered Shares"); provided that the Exercise Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares; and provided further that the sum of the number of Deliverable Shares and the number of Surrendered Shares so specified shall not exceed the aggregate number of Warrant Shares represented by this Warrant. For the purposes of this provision, each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Exercise Price of the Warrant Share (the "Spread"). The number of Deliverable Shares shall be equal to (i) the number of Surrendered Shares multiplied by the Spread; divided by (ii) the fair market value of a Warrant Share.

                  In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within three (3) Trading Days (as defined below) issue and deliver or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

     Delivery of Stock Certificates.
     -------------------------------

                  Subject to the terms and conditions of this Warrant, as soon as practicable after notice of exercise of this Warrant in full or in part, and in any event within three (3) Trading Days ("T+3") thereafter, certificates in such denominations and registered in such names as the Warrant Holder may request, shall be delivered by or on behalf of the Company to the Warrant Holder against payment by the Warrant Holder of the Exercise Price. If the closing for such exercise does not occur within T+3, then the Warrant Holder will be entitled to revoke and withdraw its exercise of its Warrant.

                  In lieu of delivering physical certificates representing the Warrant Shares deliverable upon exercise of Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Warrant Holder, by crediting the account of Warran Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The exchange pursuant to this Section 3 shall be deemed to have been made immediately prior to the close of business on the date of the Subscription Notice. The person or persons entitled to receive the Warrant Shares issuabl upon such exercise shall be treated for all purposes as the record holder or holders of such Warrant Shares at the close of business on the date of the Subscription Notice.

                  The term "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

     (A) Representations and Covenants of the Company.

                           The Company shall comply with its obligations under
the Registration Rights Agreement with respect to the Warrant Shares, including, without limitation, the Company's obligation to have filed and declared and maintained effective a registration statement registering the Warrant Shares under the Securities Act of 1933, as amended (the "Act").

                           The Company shall take all necessary action and
proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Approved Market which is the principal trading exchange or market for the Common Stock (the "Principal Market"), for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

                           From the date hereof through the last date on which
this Warrant is exercisable, the Company shall take all steps necessary to insure that the Common Stock remains listed on the Principal Market.

                           (a) The Warrant Shares, when issued in accordance
with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                           (b) The Company shall at all times reserve and keep
available, solely for issuance and delivery as Warrant Shares hereunder, 100% of such number of shares of Common Stock as shall from time to time be issuable hereunder.

                           (c) With a view to making available to the Warrant
Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                           make and keep public information available, as those
             terms are understood and defined in Rule 144, at all times;

                           file with the SEC in a timely manner all reports and
             other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                           furnish to any Warrant Holder forthwith upon request
             a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  (B) Representations and Covenants of the Purchaser.

                           The Purchaser shall not resell Warrant Shares, unless
such resale is pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from such registration requirements.

     Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

                  Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Exercise Price payable per share, so that the aggregate Exercise Price payable for the total number of Warrant Shares or Warrants purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

                  Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price payable per share shall be proportionately reduced so that the aggregate Exercise Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Exercise Price so payable immediately before such record date (or on the date of such distribution, if applicable).

                  Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the fair market value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the fair market value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as determined in good faith by the Board of Directors of the Company and not reasonably objected to by the Warrant Holder, provided, however, if the Warrant Holder shall reasonably object, the determination of the value shall be made by the Company's independent auditors) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Exercise Price per share shall be reduced to equal: (i) the Exercise Price per share in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

                  Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                  Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities o property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

     No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights o the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

     Notice of Adjustments. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

     Rights As Shareholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a shareholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of shareholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitle to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 Trading Days prior to the date specified therein, a notice specifying the date on which any such record date is to be taken for the purpose of such dividend, distribution or right, and the amount and character of suc dividend, distribution or right.

     Limitation on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised by the Warrant Holder to the extent that, after giving effect to Warrant Shares to be issued pursuant to a Subscription Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of ownership of this Warrant, or ownership of other securities that have limitations on the holder's rights to convert or exercise similar to the limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act exists, would exceed 4.9% (the "4.9% Limit"); provided that (x) each Warrant Holder shall have the right at any time and from time to time to waive in whole or in part the 4.9% Limit upon 61 days' prior notice to the Company or immediatel in the event of a Change in Control Transaction and (y) each Warrant Holder may eliminate or reinstate the 4.9% Limit at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of a Change in Control Transaction, any holder may reinstate immediately (in whole or in part) the 4.9% Limit, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing such holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to create a new Change in Control Transaction. A "Change in Control Transaction" will be deemed to have occurred upon the earlier of the announcement or consummation of a transaction or series of transactions involving (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) in excess of 50% of the Corporation's Board of Directors consists of directors not nominated by the prior Board of Directors of the Company, or (z) any person (as defined i Section 13(d) of the Exchange Act, together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power. The delivery of a Subscription Notice by the Warrant Holder shall be deemed a representation by such holder that it is in compliance with this paragraph.

     Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense promptly will execute and deliver, in lieu thereof a new Warrant of like tenor.

     Specific Performance; Consent to Jurisdiction; Choice of Law

                  (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                  (b) THE COMPANY AND THE WARRANT HOLDER IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY.

                  (c) THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND, WHERE APPLICABLE, FEDERAL LAW.

     Entire Agreement; Amendments. This Warrant, the Exhibits hereto and the provisions contained in the Agreement or the Registration Rights Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  to the Company:

                                American International Petroleum Corp.
                                444 Madison Avenue
                                New York, New York 10022
                                Attention: Denis J. Fitzpatrick
                                Facsimile: (212) 688-6657

                  with copies to:
                                Snow Becker Krauss P.C.
                                605 Third Avenue
                                New York, New York 10158-0125
                                Attention: Charles Snow, Esq.
                                Facsimile: (212) 949-7052

                  to the Warrant Holder:

                                Halifax Fund, L.P.
                                c/o Palladin Group, L.P.
                                195 Maplewood Avenue
                                Maplewood, New Jersey 07040
                                Attention: Robert L. Chender
                                Facsimile: (973) 313-6491

                  with copies to:

                                Arnold & Porter
                                555 Twelfth Street, NW
                                Washington, D.C.  20004
                                Attention: L. Stevenson Parker, Esq.
                                Facsimile: (202) 942-5999

Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days' prior written notice of such changed address to the other party hereto.

     Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     Assignment. This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Warrant Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned; provided, however, that if at the time of a transfer, a registration statement is not in effect to register the Warrant, the Company may require the Warrant Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a transfer without such registration.

     Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.



                            [Signature Page Follows]

Dated:

                                                 AMERICAN INTERNATIONAL
                                                 PETROLEUM CORP.



                                                 By:___________________________
                                                    Name:______________________
                                                    Title:_____________________




[CORPORATE SEAL]

Attest:



By:___________________________
      Its



(Signature Page of American International Petroleum Corp. Common Stock Purchase Warrant)

                              (SUBSCRIPTION NOTICE)
                            FORM OF WARRANT EXERCISE
                   (To be signed only on exercise of Warrant)

TO:            AMERICAN INTERNATIONAL PETROLEUM CORP.

ATTN:          SECRETARY

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant:

                _____ (A)  for, and to purchase thereunder, __________shares of
                           Common Stock of American International Petroleum Corp., a Nevada corporation (the "Common Stock"), and by wire transfer will make payment of $_______ therefor; or

                _____ (B)  in a "cashless" or "net-issue exercise" for, and to purchase thereunder , ________ shares of Common Stock, and will make payment therefor with ___________ Surrendered Shares.

         The undersigned requests that the certificates for such shares be issued in the name of, and

                _____ (A)  delivered to _________________________________, whose address is
                           ___________________________________________________;
                           or

                _____ (B)  electronically transmitted and credited to the
                           account of ____________, undersigned's prime broker (Account No. __________) with Depository Trust Company through its Deposit Withdrawal Agent Commission system.

Dated:


                                      (Signature must conform to name of holder as specified on the face of the Warrant)

                                                        (Address)

                                      Tax Identification Number: